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                                                                   Exhibit 10.38


                                                                ANNEX A

                           CONFIDENTIALITY AGREEMENT
                           -------------------------
                           Myco Pharmaceuticals Inc.

        This confidentiality agreement is made this 21st day of June 1995, between Myco Pharmaceuticals Inc., a Delaware corporation (the "Company"), and Alan Crane ("Employee").

                              W I T N E S S E T H:

        WHEREAS, the Company desires to retain Employee as an employee of the Company and Employee wishes to be retained by the Company as an employee of the Company pursuant to the Offer Letter of June 21, 1995 (the "Offer Letter");

        WHEREAS, the Company has developed, and the Company and/or the Employee may continue to develop during the period Employee is so retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

        WHEREAS, the Company from time to time has received, and may continue to receive during the period Employee is so retained by the Company, the Proprietary Information of others, and the Company wishes to maintain the confidentiality of such Proprietary Information; and

        WHEREAS, the Company has developed, and will continue to develop during the period Employee is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

        NOW, THEREFORE, in consideration of the premises set forth below and the mutual covenants and other undertakings contained in this agreement, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, IT IS AGREED:

        1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                (a) Agreement means this confidentiality agreement, including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.


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        (b)  Employment means the current or anticipated or subsequent retention of Employee by the Company as a full or part-time employee, consultant or otherwise, or any other period during which Employee receives compensation from the Company in any capacity.

        (c) Intellectual Property means any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal, or foreign patent, trademark, copyright, or similar laws.

        (d) Inventions includes ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

        (e) Proprietary Information includes any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

        The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by Employee prior to its disclosure by the Company; (ii) is publicly known through publication or otherwise through no wrongful act of Employee; (iii) is received from a third party who rightfully discloses it to Employee without restriction on its subsequent disclosure; or (iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material.

        2. Employee Acknowledgements. The Company has developed and will develop its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of employment to the Company, Employee may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

        3. Confidentiality. Employee shall at all times, both during and after any termination of Employee's employment to the Company by either the Company or Employee, maintain in confidence and not utilize the Proprietary Information or

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the Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company under the Offer Letter. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Employee or for any other person or business entity. Employee will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon, without the Company's written approval.

        Employee agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of employment to the Company, to return to the Company any and all documentary, machine-readable or other elements or evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Employee's possession or under Employee's control.

        4. Rights to Inventions and Intellectual Property. In connection with Employee's employment to the Company, or by use of the resources of the Company, whether or not Employee is then retained by the Company, Employee may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Employee shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and disclose to the Company in writing any such Inventions and Intellectual Property. Employee agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation.

        Employee: (i) hereby assigns, sets over and transfers to the Company all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Employee and his agents shall, during and after the period Employee is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual Property in which

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Employee participated prior to termination of the employment to the Company.
Employee hereby designates the Company as its agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Employee to the Company.

        5. Non-Solicitation. Employee shall not during the term of the employment or at any time during the two (2) years following termination of employment, solicit any person who is employed by or a Consultant to the Company or any affiliate or subsidiary of the Company either during Employee's period of employment or during such two (2) year period, to terminate such person's employment by or employment to the Company, such affiliate or subsidiary. As used herein, the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or employment to the Company, affiliate or subsidiary.

        6. Continued Obligations. Employee's obligations under this Agreement shall not be affected: (i) by any termination of Employee's employment, including termination upon the Company's initiative; nor (ii) by any change in Employee's position, title or function with the Company; nor (iii) by any interruption in employment during which Employee leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain Employee's services for any stated period of time.

        7. No Conflicting Agreements. Employee represents and warrants that execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangement, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Employee may be a party or by which Employee may be bound.

        8. Remedies. In the event of any breach by employee of any of the provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable, relief, including injunctive relief, and to payment by Employee of all costs incurred by the Company in enforcement against Employee of the provisions of this Agreement, including reasonable attorneys' fees.

        9.  General Provisions.

            (a) No Waiver. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other

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provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

        (b) Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefore or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to Employee, to:     Alan Crane
                                217 Varick Road
                                Waban, MA 02168

        If to the Company, to:  Barry A. Berkowitz, President
                                Myco Pharmaceuticals Inc.
                                One Kendall Square
                                Building 300
                                Cambridge, MA 02139

or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of addresses shall be effective upon receipt.

        (c) Severability. If any provision of this Agreement shall be found to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

        (d) Miscellaneous. This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the Commonwealth of Massachusetts, without application of principles of conflicts of laws; (iii) along with the Offer Letter, constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the

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parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company; and (vii) be enforced only in courts located within the Commonwealth of Massachusetts and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

        Executed under seal as of the date first above written.

                                        Myco Pharmaceuticals Inc.:


                                        /s/ Barry Berkowitz
                                        -----------------------------------
                                        Barry A. Berkowitz, Ph.D.
                                        President


                                        /s/ Alan Crane
                                        -----------------------------------
                                        Alan Crane

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